UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 26, 2002

COLE NATIONAL GROUP, INC. (Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	33-66342 (Commission File Number)	34-1744334 (IRS Employer Identification No.)

5915 LANDERBROOK DRIVE
MAYFIELD HEIGHTS, OHIO	44124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(440) 449-4100

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events
SIGNATURE
EXHIBIT INDEX
EX-99.1 Press Release

Item 5. Other Events.

     On November 26, 2002, Cole National Corporation, the parent company of Cole National Group, Inc. (the “Company”), issued a press release, announcing that it will restate its historical financial statements as a result of a change in the accounting treatment for the timing of the recognition of revenues earned on the sale of optical warranties. Since customers pay for the warranties at the time of sale, the changes resulting from the restatement are expected to have no impact on Cole National Corporation’s cash flow in any period.

     Cole National Group, Inc. will also be restating its historical financial statements in connection with Cole National Corporation’s restatement. Until these matters are resolved, the Company cautions that its historical financial statements should not be relied upon. The Company will delay the filing of its Form 10-Q for the third quarter of 2002 and currently anticipates that any required restatements will be available no later than the time the Company files its Form 10-K for its fiscal year ending February 1, 2003.

     Cole National Corporation also announced partial third quarter information for the period ending November 2, 2002. The complete press release is attached as Exhibit 99.1 hereto.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLE NATIONAL GROUP, INC.

By: /s/ Tracy L. Burmeister Name: Tracy L. Burmeister Title: Vice President, Accounting and Reporting

Date: November 26, 2002

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Cole National Corporation’s press release, dated November 26, 2002.

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